Exhibit 99.(h)(5)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, between Guardian Variable Products Trust, on behalf of itself and its separate series listed on Schedule A (each, an “Investing Fund”), severally and not jointly, and the investment trusts listed on Schedule A, on behalf of themselves and their respective series also listed on Schedule A, severally and not jointly (each, a “Vanguard Fund” and together with the Investing Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter (“Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Investing Funds, to invest in shares of other registered investment companies, such as the Vanguard Funds, in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, and (ii) registered investment companies, such as the Vanguard Funds, as well as the Distributor and Brokers, knowingly to sell shares of the Vanguard Funds to the Investing Funds in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the conditions of the Rule;

WHEREAS, an Investing Fund may, from time to time, invest in shares of one or more Vanguard Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, a Vanguard Fund, Distributor, or Broker, from time to time, may knowingly sell Shares of one or more Vanguard Funds to an Investing Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Investing Funds and the Vanguard Funds desire to set forth the following terms pursuant to which the Investing Funds may invest in the Vanguard Funds in reliance on the Rule and the Vanguard Funds, Distributor, or Broker may sell shares of the Vanguard Funds to the Investing Funds in reliance on the Rule.

1.              Terms of Investment

(a) With respect to investments in Vanguard Funds that operate as exchange-traded funds (“Vanguard ETFs”), the Funds note that each Vanguard ETF is designed to accommodate large investments and redemptions, whether from Investing Funds or other investors. Creation and redemption orders for shares of the Vanguard ETFs can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with the Vanguard ETFs’ distributor to transact in shares of the Vanguard ETFs. The Vanguard ETFs also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creations and redemptions of the Vanguard ETFs’ shares. Any creation or redemption order submitted by an Investing Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Investing Funds will transact in shares in the Vanguard ETFs on the secondary market rather than through direct creation and redemption transactions with the Vanguard ETF. The Funds believe that these material terms regarding an Investing Fund’s investment in shares of a Vanguard ETF should assist the Vanguard ETF’s investment adviser, the Vanguard Group Inc. (“Vanguard), with making the required findings under the Rule.

(b) In order to help reasonably address the risk of undue influence on a Vanguard Fund that operates as a mutual fund (“Vanguard Mutual Fund”) by an Investing Fund, and to assist Vanguard with making the required findings under the Rule, each Investing Fund and each Vanguard Mutual Fund agree as follows:

(i)            In-kind redemptions. The Investing Fund acknowledges and agrees that, if and to the extent consistent with the Vanguard Mutual Fund’s registration statement, as amended from time to time, the Vanguard Mutual Fund may honor any redemption request partially or wholly in-kind.

(ii)          Timing/advance notice of redemptions. The Investing Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of redemption requests to the Vanguard Mutual Fund(s).

(iii)         Scale of investment. Upon a reasonable request by a Vanguard Mutual Fund, the Investing Fund will provide summary information regarding the anticipated timeline of its investment in the Vanguard Mutual Fund and the scale of its contemplated investments in the Vanguard Mutual Fund.

(c) In order to assist the Investing Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in a Vanguard Fund, each Vanguard Fund shall provide each Investing Fund with information on the fees and expenses of the Vanguard Fund reasonably requested by the Investing Fund with reference to the Rule.

2.              Representations of the Vanguard Funds.

In connection with any investment by an Investing Fund in a Vanguard Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by a Vanguard Fund, Distributor, or Broker to an Investing Fund in excess of the limitations in Section 12(d)(1)(B), the Vanguard Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Vanguard Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Investing Fund if such Vanguard Fund fails to comply with the Rule with respect to an investment by the Investing Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.              Representations of the Investing Funds.

In connection with any investment by an Investing Fund in a Vanguard Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by a Vanguard Fund, Distributor, or Broker to an Investing Fund in excess of the limitations in Section 12(d)(1)(B), the Investing Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Investing Funds; (ii) comply with its obligations under this Agreement; (iii) promptly notify the Vanguard Fund when it has invested in the Vanguard Fund in an amount which exceeds the limitations in Section 12(d)(1)(A); and (iv) promptly notify the Vanguard Fund if such Investing Fund fails to comply with the Rule with respect to its investment in such Vanguard Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.              Indemnification.

(a) Each Investing Fund, severally and not jointly, agrees to hold harmless, indemnify and defend the Vanguard Funds, including any principals, directors or trustees, officers, employees and agents (“Vanguard Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Vanguard Fund, including any Vanguard Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Investing Fund, its principals, directors or trustees, officers, employees, agents, advisers or if applicable, subadvisers.

(b) The Vanguard Funds, severally and not jointly, agree to hold harmless, indemnify and defend each Investing Fund, including any principals, directors or trustees, officers, employees and agents (“Investing Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against an Investing Fund, including any Investing Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Vanguard Fund, its principals, directors or trustees, officers, employees, agents or advisers.

(c) Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. In any action involving the Vanguard Funds under this Agreement, each Investing Fund agrees to look solely to the individual Vanguard Fund(s) that is/are involved in the matter in controversy and not to any other series of the Vanguard Funds.

5.              Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to an Investing Fund:	If to a Vanguard Fund:

Kathleen Moynihan	ETF Counsel
c/o Guardian Variable Products Trust	The Vanguard Group, Inc.
10 Hudson Yards	Legal Department, V26
New York, NY 10001	400 Devon Park Drive
Email: Kathleen_Moynihan@glic.com	Wayne, PA 19087
Fax: (610) 669-6600
Email: 12d1_Notices@vanguard.com

6.              Term and Termination; Governing Law; Dispute Resolution

(a) This Agreement shall be effective for the duration of the Vanguard Funds’ and the Investing Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b)            This Agreement shall continue, in its entirety or with respect to any particular Investing Fund or Vanguard Fund, until terminated in writing by any party upon 60 days’ written notice to the other parties. Upon termination of this Agreement, no Investing Fund may purchase additional shares of a Vanguard Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. Upon termination of this Agreement with respect to any particular Investing Fund or Vanguard Fund, the parties may not rely on the Rule with respect to any investment by such terminated Investing Fund in Shares of Vanguard Funds or investment in Shares of such terminated Vanguard Fund by Investing Funds.

(c)            This Agreement will be governed by Pennsylvania law without regard to choice of law principles.

(d)            Any dispute arising out of or related to this Agreement which cannot be resolved through discussions between the parties shall be settled by binding arbitration before a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then applicable. Unless otherwise agreed upon by the parties, the arbitration hearings will be held in Philadelphia, Pennsylvania.

7.              Miscellaneous

(a)            This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party. Any assignment in contravention of this Section shall be null and void.

(b)            Except as expressly set forth herein, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(c)            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(d)            With the exception of Schedule A, which may be amended via email notification to the contact identified in Section 5 of this Agreement, no amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing in the manner provided by Section 5 and signed by a duly authorized representative of each party.

(e)            The effectiveness of this Agreement shall be deemed to constitute the termination as of the date first written above of any and all prior agreements between Investing Funds and Vanguard Funds that relates to the investment by any Investing Funds in any Vanguard Funds in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Vanguard Funds

Name of Authorized Signer	Print	Signature
Title: Assistant Secretary	Michael Drayo	/s/ Michael Drayo

Guardian Variable Products Trust

John Walter	Print	Signature
Title: Senior Vice President and Treasurer		/s/ John Walter

SCHEDULE A

List of Funds to Which the Agreement Applies

Investing Funds

Guardian All Cap Core VIP Fund

Guardian Balanced Allocation VIP Fund

Guardian Core Fixed Income VIP Fund

Guardian Core Plus Fixed Income VIP Fund

Guardian Diversified Research VIP Fund

Guardian Equity Income VIP Fund

Guardian Global Utilities VIP Fund

Guardian Growth & Income VIP Fund

Guardian Integrated Research VIP Fund

Guardian International Growth VIP Fund

Guardian International Value VIP Fund

Guardian Large Cap Disciplined Growth VIP Fund

Guardian Large Cap Disciplined Value VIP Fund

Guardian Large Cap Fundamental Growth VIP Fund

Guardian Mid Cap Relative Value VIP Fund

Guardian Mid Cap Traditional Growth VIP Fund

Guardian Multi-Sector Bond VIP Fund

Guardian Select Mid Cap Core VIP Fund

Guardian Short Duration Bond VIP Fund

Guardian Small Cap Core VIP Fund

Guardian Small-Mid Cap Core VIP Fund

Guardian Strategic Large Cap Core VIP Fund

Guardian Total Return Bond VIP Fund

Guardian U.S. Government Securities VIP Fund

Vanguard Funds*

Vanguard Admiral Funds

Vanguard S&P 500 Value Index Fund

Vanguard S&P 500 Growth Index Fund

Vanguard S&P Mid-Cap 400 Index Fund

Vanguard S&P Mid-Cap 400 Value Index Fund
Vanguard S&P Mid-Cap 400 Growth Index Fund
Vanguard S&P Small-Cap 600 Index Fund
Vanguard S&P Small-Cap 600 Value Index Fund
Vanguard S&P Small-Cap 600 Growth Index Fund

Vanguard Bond Index Funds

Vanguard Short-Term Bond Index Fund
Vanguard Intermediate-Term Bond Index Fund
Vanguard Long-Term Bond Index Fund

Vanguard Total Bond Market Index Fund
Vanguard Ultra-Short Bond ETF

* This Agreement applies only to the ETF share class of each Vanguard Fund listed in Schedule A.

Vanguard Funds*

Vanguard Charlotte Funds

Vanguard Total International Bond Index Fund

Vanguard Index Funds

Vanguard 500 Index Fund

Vanguard Extended Market Index Fund
Vanguard Growth Index Fund

Vanguard Large-Cap Index Fund
Vanguard Mid-Cap Growth Index Fund
Vanguard Mid-Cap Index Fund

Vanguard Mid-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Value Index Fund

Vanguard Total Stock Market Index Fund

Vanguard International Equity Index Funds

Vanguard Emerging Markets Stock Index Fund

Vanguard European Stock Index Fund

Vanguard FTSE All-World ex-US Index Fund

Vanguard Pacific Stock Index Fund

Vanguard Total World Stock Index Fund

Vanguard FTSE All World ex-US Small-Cap Index Fund

Vanguard Global ex-U.S. Real Estate Index Fund

Vanguard Malvern Funds

Vanguard Short-Term Inflation-Protected Securities Index Fund

Vanguard Municipal Bond Funds

Vanguard Tax-Exempt Bond Index Fund

Vanguard Scottsdale Funds

Vanguard Short-Term Treasury Index Fund

Vanguard Intermediate-Term Treasury Index Fund

Vanguard Long-Term Treasury Index Fund

Vanguard Short-Term Corporate Bond Index Fund

Vanguard Intermediate-Term Corporate Bond Index Fund

Vanguard Long-Term Corporate Bond Index Fund

Vanguard Mortgage-Backed Securities Index Fund

Vanguard Russell 1000 Index Fund

Vanguard Russell 1000 Value Index Fund

Vanguard Russell 1000 Growth Index Fund

Vanguard Russell 2000 Index Fund

Vanguard Russell 2000 Value Index Fund

Vanguard Russell 2000 Growth Index Fund

Vanguard Russell 3000 Index Fund

Vanguard Specialized Funds

Vanguard Dividend Appreciation Index Fund

Vanguard Real Estate Index Fund

Vanguard Funds*

Vanguard STAR Funds

Vanguard Total International Stock Index Fund

Vanguard Tax-Managed Funds

Vanguard Developed Markets Index Fund

Vanguard Wellington Fund

Vanguard U.S. Liquidity Factor ETF
Vanguard U.S. Minimum Volatility ETF
Vanguard U.S. Momentum Factor ETF
Vanguard U.S. Multifactor ETF
Vanguard U.S. Quality Factor ETF
Vanguard U.S. Value Factor ETF

Vanguard Whitehall Funds

Vanguard High Divided Yield Index Fund

Vanguard Emerging Markets Government Bond Index Fund

Vanguard International Dividend Appreciation Index Fund

Vanguard International High Dividend Yield Index Fund

Vanguard World Fund

Vanguard Communication Services Index Fund

Vanguard Consumer Discretionary Index Fund

Vanguard Consumer Staples Index Fund

Vanguard Energy Index Fund

Vanguard ESG International Stock ETF

Vanguard ESG U.S. Corporate Bond ETF

Vanguard ESG U.S. Stock ETF

Vanguard Extended Duration Treasury Index Fund

Vanguard Financials Index Fund

Vanguard Health Care Index Fund

Vanguard Industrials Index Fund

Vanguard Information Technology Index Fund

Vanguard Materials Index Fund

Vanguard Mega Cap Index Fund

Vanguard Mega Cap Growth Index Fund

Vanguard Mega Cap Value Index Fund

Vanguard Utilities Index Fund